Exhibit (h) (11)

                      FUND ACCOUNTING SERVICING AGREEMENT
                              REVISED FEE SCHEDULE
                             as of January 1, 2000


Firstar Mutual Fund Services, LLC
615 East Michigan Street
Milwaukee, Wisconsin  53202

Gentlemen:

            You currently provide accounting services to the Fund for the Money Market Fund, Institutional Money Market Fund, U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Short-Term Bond Market Fund, Intermediate Bond Market Fund, Bond IMMDEXTM Fund, Tax-Exempt Intermediate Bond Fund, Balanced Income Fund, Balanced Growth Fund, Growth and Income Fund, Equity Index Fund, Growth Fund, MidCap Index Fund, Special Growth Fund, Emerging Growth Fund, MicroCap Fund, CORE International Equity Fund and International Equity Fund (the "Funds") of Firstar Funds, Inc. (the "Company") pursuant to a Fund Accounting Servicing Agreement dated March 23, 1988 as amended (the "Agreement"). Pursuant to Paragraph 4 of the Agreement, your compensation for the services provided to the Funds under the Agreement shall be determined in accordance with the Fee Schedules attached hereto.

            Please sign two copies of this letter where indicated to signify your agreement to the compensation terms set forth on the attached Fee Schedules for the Funds effective as of the date written above.

                                          Sincerely,

                                          FIRSTAR FUNDS, INC.


                                          BY: /s/ Laura Rauman
                                              ----------------------
                                          Title:  Authorized Officer


ACKNOWLEDGED AND AGREED:

FIRSTAR MUTUAL FUND SERVICES, LLC

By: /s/ Joseph P. Neuberger
   ------------------------
Title: Vice President

                       FIRSTAR MUTUAL FUND SERVICES, LLL
                         FUND VALUATION AND ACCOUNTING
                                      FOR
                              FIRSTAR FUNDS, INC.
                             as of January 1, 2000

                          Tax-Exempt Money Market Fund


Portfolio Services


Annual fee schedule based on market value of assets.

      $39,000  for first $100 million
      0.02%  on the next $200 million
      0.01%  on the balance

Out-of-Pocket Expenses:  Charged on the account

Fees are billed monthly based on net asset value at month end.




                       FIRSTAR MUTUAL FUND SERVICES, LLL
                         FUND VALUATION AND ACCOUNTING
                                      FOR
                              FIRSTAR FUNDS, INC.
                             as of January 1, 2000

                               Money Market Fund
                        Institutional Money Market Fund
                        U.S. Treasury Money Market Fund
                       U.S. Government Money Market Fund


Portfolio Services
------------------

Annual fee schedule based on market value of assets.

      $39,000  for first $100 million
      0.01%  on the next $200 million
      0.005%  on the balance

Out-of-Pocket Expenses:  Charged on the account

Fees are billed monthly based on net asset value at month end.


                       FIRSTAR MUTUAL FUND SERVICES, LLC
                         FUND VALUATION AND ACCOUNTING
                                      FOR
                              FIRSTAR FUNDS, INC.
                             as of January 1, 2000


                          Short-Term Bond Market Fund
                         Intermediate Bond Market Fund
                               Bond IMMDEXTM Fund
                       Tax-Exempt Intermediate Bond Fund
                           International Equity Fund
                         CORE International Equity Fund


Portfolio Services
------------------

Annual fee schedule based on market value of assets.

      $58,500  for first $100 million
      0.03%  on the next $200 million
      0.015%  on the balance

Out-of-Pocket Expenses:  Charged on the account

Fees are billed monthly based on net asset value at month end.

                       FIRSTAR MUTUAL FUND SERVICES, LLC
                         FUND VALUATION AND ACCOUNTING
                                      FOR
                              FIRSTAR FUNDS, INC.
                             as of January 1, 2000
                              Balanced Income Fund
                              Balanced Growth Fund


Portfolio Services
------------------

Annual fee schedule based on market value of assets.

      $49,500  for first $100 million
      0.0225%  on the next $200 million
      0.015% on the balance

Out-of-Pocket Expenses:  Charged on the account

Fees are billed monthly based on net asset value at month end.



                       FIRSTAR MUTUAL FUND SERVICES, LLC
                         FUND VALUATION AND ACCOUNTING
                                      FOR
                              FIRSTAR FUNDS, INC.
                             as of  January 1, 2000



                             Growth and Income Fund
                               Equity Index Fund
                                  Growth Fund
                               MidCap Index Fund
                              Special Growth Fund
                              Emerging Growth Fund
                                 MicroCap Fund



Portfolio Services
------------------

Annual fee schedule based on market value of assets.

      $45,000  for first $100 million
      0.01875%  on the next $200 million
      0.01125% on the balance

Out-of-Pocket Expenses:  Charged on the account

Fees are billed monthly based on net asset value at month end.